FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO. 333-289266

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 15, 2025)

SOPHiA GENETICS SA

Up to $50,000,000

Ordinary Shares

We have entered into a sales agreement with TD Securities (USA) LLC (the “sales agent”), dated August 5, 2025, relating to the sale of our ordinary shares, par value CHF 0.05 per share, offered by this prospectus supplement and the accompanying prospectus (such agreement, the “sales agreement”). In accordance with the terms of the sales agreement, under this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through the sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement will be made in negotiated transactions, including block trades or block sales, or by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, sales made through Nasdaq or any other existing trading market for the ordinary shares, or by any method permitted by law. The sales agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The sales agent will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of any ordinary shares sold under the sales agreement. In connection with the sale of ordinary shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-21 for additional information regarding the compensation to be paid to the sales agent.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SOPH.” On August 1, 2025, the last reported sale price of our ordinary shares on Nasdaq was $3.16 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, elect to comply with reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is August 15, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which the accompanying prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the sales agent take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the sales agent have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “SOPHiA GENETICS,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to SOPHiA GENETICS SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including for “SOPHiA GENETICS,” “SOPHiA DDM,” “Alamut,” “SOPHiA Trial Match,” “SOPHiA Insights,” “SOPHiA

CDx,” “SOPHiA Awareness” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Statement of Cash Flows - Interest Classification

As disclosed in the notes to the interim condensed consolidated financial statements incorporated by reference into this prospectus supplement, effective January 1, 2025, the Company revised its accounting policy regarding the classification of interest paid and interest received in the Statement of Cash Flows. Interest paid was reclassified from Net cash flows used in operating activities to Net cash flows used in financing activities, and interest received was reclassified from Net cash flows used in operating activities to Net cash flows used in investing activities. The Company assessed the change in accounting policy under IAS 8, in accordance with the guidance regarding a voluntary change in accounting policy.

The Company applied the change in accounting policy retrospectively and has recast the prior period comparative information in the unaudited interim Statements of Cash Flows to ensure consistency and comparability with the current period presentation. The audited financial statements incorporated by reference in this prospectus supplement from the Company's Annual Report on Form 20-F for the year ended December 31, 2024 have not yet been recast to reflect this change. The impact of this change for the year ended December 31, 2024 would be to increase the net cash used in operating activities by $1.7 million, to decrease net cash used in investing activities by $3.4 million, and to decrease net cash flow provided by financing activities by $1.7 million. The impact of this change for the year ended December 31, 2023 would be to increase the net cash used in operating activities by $4.6 million, to increase net cash provided by investing activities by $4.7 million, and to increase net cash flow used in financing activities by less than $0.1 million. The impact of this change for the year ended December 31, 2022 would be to increase the net cash used in operating activities by $1.0 million, to increase net cash provided by investing activities by $1.3 million, and to increase net cash flow used in financing activities by $0.3 million.

Market and Industry Data

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we are not aware of any misstatements regarding the industry, market and competitive position data presented herein, these data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before deciding to invest in our securities.

Our Company

Overview

We are a cloud-native software technology company in the healthcare space dedicated to establishing the practice of data-driven medicine as the standard of care and for life sciences research. We purposefully built a cloud-native software platform capable of analyzing data and generating insights from complex multimodal data sets and different diagnostic modalities.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) incorporated under the laws of Switzerland on March 18, 2011. Our principal executive office is located at La Pièce 12, CH-1180 Rolle/VD, Switzerland and our telephone number is +41 21 694 10 60. We are registered with the commercial register of the Canton of Vaud under company number CHE-184.818.745. Our agent for service of process in the United States is SOPHiA GENETICS, Inc., 401 Park Drive Suite 505, Floor 5, Boston, MA 02215, United States of America, and its telephone number is +1 (617) 982-1210. Our website is www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which the accompanying prospectus forms a part.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary Shares Offered by Us	Ordinary shares having an aggregate offering price of up to $50,000,000.
Ordinary Shares Outstanding Before this Offering	67,579,560 shares.
Ordinary Shares Outstanding After this Offering	83,402,345 shares, after giving effect to the assumed sale by us of $50,000,000 of ordinary shares at an assumed public offering price of $3.16 per share, which was the last reported sale price of our ordinary shares on Nasdaq on August 1, 2025.
Plan of Distribution	“At the market offering” that may be made from time to time through the sales agent. See “Plan of Distribution” on page S-21 of this prospectus supplement.
Use of Proceeds	We intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes, which may include (i) research and development, in particular to further expand the features, applications and data modalities of our SOPHiA DDM platform and related solutions, applications, products and services, (ii) expanding selling and marketing efforts for our SOPHiA DDM platform and related solutions, applications, products and services, (iii) establishing new and maintaining and growing existing relationships with collaborators and customers across the healthcare system and (iv) obtaining regulatory clearances or approvals for our products and services. We may also use a portion of the net proceeds to in-license or acquire or invest in complementary technologies, products, businesses or assets; however, we have no current plans, commitments or obligations to do so. See “Use of Proceeds.”
Risk Factors	Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.
Nasdaq Symbol	“SOPH”

The number of ordinary shares outstanding before and after this offering, including as discussed under “Dilution”, is based on 67,579,560 ordinary shares outstanding as of June 30, 2025, and excludes:

•	495,980 ordinary shares issuable upon the exercise of options outstanding under or accounted for under our Incentive Stock Option Plan as of June 30, 2025, at a weighted-average exercise price of $3.18 per share;

•	2,295,990 ordinary shares issuable upon the exercise of options outstanding under or accounted for under our 2019 Incentive Stock Option Plan as of June 30, 2025, at a weighted-average exercise price of $4.97 per share;

•	11,558,048 ordinary shares issuable upon the exercise of options outstanding under or accounted for under our 2021 Equity Incentive Plan as of June 30, 2025, at a weighted-average exercise price of $5.79 per share;

•	3,194,328 ordinary shares issuable upon vesting of restricted share units outstanding under our 2021 Equity Incentive Plan as of June 30, 2025;

•	3,838,901 additional ordinary shares reserved for future issuance under our 2021 Equity Incentive Plan as of June 30, 2025;

•	400,000 ordinary shares issuable upon the exercise of outstanding warrants as of June 30, 2025, at an exercise price of $4.9992 per share; and

•	11,741,660 ordinary shares we hold in treasury as of June 30, 2025.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our Reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value of your investment.

If you purchase our ordinary shares in this offering, you may experience immediate and substantial dilution. Dilution is equal to the difference between the purchase price per share and our then-net tangible book value per ordinary share. See “Dilution.”

The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of ordinary shares that are sold by the sales agent after we deliver a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible to predict the number of ordinary shares that will be ultimately sold or the resulting gross proceeds.

The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

You may experience future dilution as a result of future issuances of our ordinary shares or securities convertible into or exchangeable for our ordinary shares.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent we raise additional capital through the sale of ordinary shares or securities convertible into or exchangeable for ordinary shares, your ownership interest may be diluted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through the sales agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes, which may include (i) research and development, in particular to further expand the features, applications and data modalities of our SOPHiA DDM platform and related solutions, applications, products and services, (ii) expanding selling and marketing efforts for our SOPHiA DDM platform and related solutions, applications, products and services, (iii) establishing new and maintaining and growing existing relationships with collaborators and customers across the healthcare system and (iv) obtaining regulatory clearances or approvals for our products and services. We may also use a portion of the net proceeds to in-license or acquire or invest in complementary technologies, products, businesses or assets; however, we have no current plans, commitments or obligations to do so.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, certain agreements governing our indebtedness limit our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation (société anonyme) may pay dividends only if it has sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from previous business years (bénéfices reportés) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves librement disponibles) or as reserves from capital contributions (réserves issues d'apports en capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DILUTION

If you purchase our ordinary shares in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per share and our then-net tangible book value per ordinary share.

Net tangible book value per share is determined by dividing our tangible net worth (defined as total assets, less intangible assets, less total liabilities) by the number of our ordinary shares outstanding. Our historical net tangible book value as of June 30, 2025 was $42.9 million, or $0.64 per share. After giving effect to the assumed sale by us of $50,000,000 of ordinary shares at an assumed public offering price of $3.16 per share, which was the last reported sale price of our ordinary shares on Nasdaq on August 1, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $91.4 million, or $1.10 per ordinary share, representing an immediate increase in the as adjusted net tangible book value of $0.46 per ordinary share attributable to the existing shareholders and immediate dilution of $2.06 per ordinary share to purchasers in this offering.

TAXATION

The following discussion is based on the tax laws, regulations and regulatory practices of Switzerland and the United States as in effect on the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss or U.S. tax laws, regulations and regulatory practices that could be relevant for them in connection with owning and selling or otherwise disposing of our ordinary shares and receiving dividends and similar cash or in-kind distributions on our ordinary shares (including dividends on liquidation proceeds and share dividends) or distributions on our ordinary shares based upon a capital reduction or reserves paid out of capital contributions and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland or the United States.

Swiss Tax Considerations

Withholding Tax

Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by the Company to a shareholder of ordinary shares (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution). However, the repayment of the par value of the ordinary shares and any repayment of qualifying additional paid-in capital (capital contribution reserves), within the limitations accepted by the legislation in force when such Dividend becomes due and the respective administrative practice, are not subject to the Withholding Tax. The Company is obliged to deduct any applicable Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration.

Swiss resident individuals who hold their ordinary shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their ordinary shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their statements of operations or income tax return, as the case may be.

Shareholders who are not resident in Switzerland for tax purposes, and who, in each case and during the respective taxation year, do not hold their ordinary shares as part of a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of ordinary shares and the procedures for claiming a refund of the Withholding Tax.

Swiss Federal Issuance Stamp Duty

The Company will be subject to the Swiss federal issuance stamp duty (droit de timbre demission) on the issuance of ordinary shares of 1% of the offering price, net of certain deductions.

Swiss Federal Securities Transfer Tax

The delivery of ordinary shares against payment of the offering price is not subject to Swiss securities transfer tax (droit de timbre de négociation). Any subsequent transactions in ordinary shares in the secondary markets are subject to Swiss securities transfer tax at an aggregate rate of 0.15% of the consideration paid for such ordinary shares, however, only if a bank or other securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act (loi fédérale sur les droits de timbre), is a party or an intermediary to the transaction and no exemption applies.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of ordinary shares. The same applies for capital gains on the sale of ordinary shares subject to certain exceptions. For Withholding Tax consequences, see “—Swiss Tax Considerations—Withholding Tax.”

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of ordinary shares as described above), which are not repayments of the par value of ordinary shares or, within the limitations accepted by the legislation in force and the respective administrative practice, qualifying additional paid-in capital (capital contribution reserves), are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of ordinary shares to a third party will generally be a tax-free private capital gain or a non-tax-deductible capital loss, as the case may be. Under exceptional circumstances the capital gain may be re-characterized into a taxable dividend, in particular upon taxable repurchase of ordinary shares as described above. When a capital gain is re-characterized as a dividend, the relevant income for tax purposes corresponds to the difference between the repurchase price and the sum of the par value of ordinary shares and, within the limitations accepted by the legislation in force and the respective administrative practice, qualifying additional paid-in capital (capital contribution reserves).

Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their statements of operations for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (réduction pour participations), if ordinary shares held have an aggregate market value of at least CHF 1 million or represent 10% or more of our share capital. For cantonal and communal income tax purposes, the regulations on participation relief are broadly similar, depending on the canton of residency.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of ordinary shares in their statement of operations for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of ordinary shares) for such taxation period.

Swiss Wealth Tax and Capital Tax

Non-Resident Shareholders

Non-Resident Shareholders holding ordinary shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of ordinary shares.

Resident Private Shareholders

Resident Private Shareholders are required to report their ordinary shares as part of their private assets and are subject to cantonal and communal wealth tax.

Domestic Commercial Shareholders

Domestic Commercial Shareholders are required to report their ordinary shares as part of their business assets or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is based on Article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have been, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral or bilateral agreements and the implementation of Swiss law, Switzerland collects and exchanges data in respect of financial assets, including ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a European Union member state or in a treaty state.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of U.S. Foreign Account Tax Compliance Act. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. On June 27, 2024, Switzerland and the United States signed a new FATCA agreement (model 1 IGA). The implementation of the new FATCA agreement requires national law to be amended. In Switzerland, the Federal Assembly will decide on this. According to the current schedule, Switzerland's change of model should come into force on January 1, 2027.

Material U.S. Federal Income Tax Consequences for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of our ordinary shares. It does not describe all tax consequences that may be relevant to a particular person’s decision to acquire ordinary shares.

This discussion applies only to a U.S. Holder that acquires ordinary shares pursuant to this prospectus supplement and holds ordinary shares as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S.

federal income tax consequences, including state and local tax consequences and estate or gift tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax on net investment income, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes and investors in such entities;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” or governmental entities;

•	real estate investment trusts or regulated investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	former U.S. citizens or long-term residents of the United States;

•	persons that own or are deemed to own 10% or more of the voting power or value of our shares; or

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares in their particular circumstances.

This discussion is based on the Code, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares who is eligible for the benefits of the Treaty and who is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Treasury regulations that apply to taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”), may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any Swiss taxes imposed on dividends on, or dispositions of, the ordinary shares. The discussions below regarding the creditability or deductibility of Swiss taxes, if any, do not apply to investors in this special situation. However, the IRS released a notice that provides relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance).

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, rents, certain non-active royalties and capital gains.

Cash is generally characterized as a passive asset for these purposes. Goodwill and other intangible assets, such as intellectual property, are generally characterized as a non-passive or passive asset based on the nature of the income produced or that is expected to be produced in the activity to which the goodwill or other intangible property is attributable or used. The extent to which our goodwill and other intangible assets should be characterized as a non-passive asset is not entirely clear. We currently hold, and expect to continue to hold, a substantial amount of cash and other passive assets, and therefore our PFIC status for any taxable year will depend largely on the value of our goodwill and other intangible assets and the characterization of our goodwill and other intangible assets as passive or non-passive.  The value of our goodwill and other intangible assets at any time may be determined in large part by reference to the average of our market capitalization (which may be volatile) at such time. We have not obtained any valuation of our assets (including goodwill or other intangible assets), and U.S. Holders should consult their tax advisors regarding the value and characterization of our assets for purposes of the PFIC rules, which are subject to some uncertainties. While we do not believe that we were a PFIC for the 2024 taxable year there can be no assurance that the IRS will agree with our conclusions as to our PFIC status in prior years. In addition, our PFIC status for each year is a factual annual determination that can be made only after the end of the relevant taxable year, will depend on the composition of our income and assets and the value of our assets during such year, and will not depend on our status as a PFIC or non-PFIC in prior years. Accordingly, we cannot predict whether we will be, and no assurance can be given that we will not be, a PFIC status in 2025 or any future taxable year, U.S. Holders should consult their tax advisors regarding the risk that we may be a PFIC in 2025 or any future taxable year.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we would generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which such holder holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.

If we were a PFIC for any taxable year and any of our subsidiaries or other companies in which we owned or were treated as owning equity interests were also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if such holder held such shares directly, even though such holder will not have received the proceeds of those distributions or dispositions.

If we are a PFIC for any taxable year during which a U.S. Holder holds any of our ordinary shares, such holder will generally be subject to adverse tax consequences. Unless a U.S. Holder makes a timely “mark to market” election or “qualified electing fund” ("QEF") election, each as discussed below, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ordinary shares will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax on such amount. Further, to the extent that any distributions received on a U.S. Holder’s ordinary shares during a taxable year exceed 125% of the average of the annual distributions on those shares during the preceding three years or such holder’s holding period, whichever is shorter, those distributions will be subject to taxation in the same manner as gain, described immediately above.

Alternatively, if we are a PFIC and if the ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder will be eligible to make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as “regularly traded” if more than a de minimis amount of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (the “15-Day Test”). The Nasdaq, on which the ordinary shares are listed, is a qualified exchange for this purpose. Once made, the election cannot be revoked without the consent of the IRS unless the shares cease to be marketable.

If a U.S. Holder makes the mark-to-market election, such holder will generally recognize as ordinary income any excess of the fair market value of such holder’s ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in their ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). This election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any Lower-tier PFICs notwithstanding a mark-to-market election for the ordinary shares.

In addition, if we are a PFIC for any taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rates discussed below with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can then avoid certain adverse tax consequences described above by making a QEF election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We expect to provide information necessary for our U.S. investors to make a QEF election with respect to us for the 2025 taxable year in the event we believe we are a PFIC, but there can be no assurance that we will timely provide this information.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, such holder must generally file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with such holder’s federal income tax return for that year.

The rules dealing with PFICs and with the mark-to-market and QEF elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Information Returns

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC or in which we hold a direct or indirect equity interest in a Lower-tier PFIC, the U.S. Holder generally must file an annual report on IRS Form 8621 with respect to each such PFIC containing such information as the U.S. Treasury may require, generally with the U.S. Holder’s U.S. federal income tax return for the relevant year. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with respect to the items required to be included in such report until three years after the U.S. Holder files the annual report and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

PROSPECTIVE U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES OF OUR POTENTIAL PFIC STATUS ON AN INVESTMENT IN ORDINARY SHARES.

Taxation of Distributions

The following is subject to the discussion regarding the PFIC rules described above and assumes that we are not a PFIC. As discussed above under “—Dividend Policy,” we do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. For so long as our ordinary shares are listed on the Nasdaq or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders will be eligible for taxation as “qualified dividend income” and therefore, subject to applicable holding period requirements, will be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holder.

The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such foreign currency gain or loss would generally be treated as U.S. source ordinary income or loss.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on ordinary shares (at a rate not exceeding the rate provided by the Treaty) may be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Swiss income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

The following is subject to the discussion regarding the PFIC rules described above and assumes that we are not a PFIC.

Gain or loss realized by a U.S. Holder on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the ordinary shares.

PLAN OF DISTRIBUTION

We entered into a sales agreement with TD Securities (USA) LLC (the “sales agent”) under which we may offer and sell our ordinary shares from time to time through TD Securities (USA) LLC, acting as agent. Pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell up to $50,000,000 of our ordinary shares. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation, sales made through Nasdaq or on any other existing trading market for the ordinary shares, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through an affiliate of TD Cowen.

Each time we wish to issue and sell ordinary shares under the sales agreement, we will notify the placement of the number of ordinary shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of ordinary shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agent, unless it declines to accept the terms of such notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

The settlement of sales of our ordinary shares between us and the sales agent is generally anticipated to occur on the trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and the sales agent otherwise agree, we will reimburse the sales agent for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $150,000, in addition to certain ongoing disbursements of its legal counsel unless we and the sales agent otherwise agree.

We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agent under the terms of the sales agreement, will be approximately $1.0 million. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our ordinary shares in this offering.

The sales agent will provide written confirmation to us by 4:30 p.m., New York City time, on each day on which ordinary shares are sold under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the volume-weighted average price of the ordinary shares sold and the net proceeds payable to us.

In connection with the sale of ordinary shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the sales agent may be required to make in respect of such liabilities.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

The sales agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agent may at any time hold long or short positions in such securities.

The address of the sales agent is TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017.

LEGAL MATTERS

The validity of the ordinary shares offered and certain other matters with respect to Swiss law will be passed upon for us by Niederer Kraft Frey Ltd., Geneva, Switzerland. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. TD Securities (USA) LLC is being represented in connection with this offering by Cooley LLP, New York, New York with respect to matters of U.S. federal law and Lenz & Staehelin, Zurich, Switzerland with respect to matters of Swiss law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax, and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which supplements the accompanying prospectus that is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which the accompanying prospectus forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2024;

•	our Reports on Form 6-K filed with the SEC on March 4, 2025 (only with respect to “2. Compensation of the Board of Directors” and “3. Compensation of the Members of the Executive Committee” of Exhibit 99.2 thereto), May 6, 2025 (only with respect to Exhibit 99.1 and 99.2 thereto), June 18, 2025, and August 5, 2025 (only with respect to Exhibits 99.1 and 99.2 thereto);

•	our Registration Statement on Form 8-A filed with the SEC on July 19, 2021 and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement and prior to the completion or termination of this offering that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date of this prospectus supplement and prior to the completion or termination of the offering of securities under this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.sophiagenetics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which the accompanying prospectus forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:

Investor Relations
SOPHiA GENETICS SA
c/o SOPHiA GENETICS, Inc.
401 Park Drive Suite 505
Boston, MA 02215
United States
+1 (617) 982-1210

PROSPECTUS

SOPHiA GENETICS SA

$200,000,000

Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We may offer and sell from time to time, in one or more offerings, up to $200,000,000 of any combination of the following securities: ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 30 of this prospectus.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SOPH.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 15, 2025.

xxvi

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “SOPHiA GENETICS,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to SOPHiA GENETICS SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including for “SOPHiA GENETICS,” “SOPHiA DDM,” “Alamut,” “SOPHiA Trial Match,” “SOPHiA Insights,” “SOPHiA CDx,” “SOPHiA Awareness” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States

(“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Statement of Cash Flows - Interest Classification

As disclosed in the notes to the interim condensed consolidated financial statements incorporated by reference into this prospectus, effective January 1, 2025, the Company revised its accounting policy regarding the classification of interest paid and interest received in the Statement of Cash Flows. Interest paid was reclassified from Net cash flows used in operating activities to Net cash flows used in financing activities, and interest received was reclassified from Net cash flows used in operating activities to Net cash flows used in investing activities. The Company assessed the change in accounting policy under IAS 8, in accordance with the guidance regarding a voluntary change in accounting policy.

The Company applied the change in accounting policy retrospectively and has recast the prior period comparative information in the unaudited interim Statements of Cash Flows to ensure consistency and comparability with the current period presentation. The audited financial statements incorporated by reference in this prospectus from the Company's Annual Report on Form 20-F for the year ended December 31, 2024 have not yet been recast to reflect this change. The impact of this change for the year ended December 31, 2024 would be to increase the net cash used in operating activities by $1.7 million, to decrease net cash used in investing activities by $3.4 million, and to decrease net cash flow provided by financing activities by $1.7 million. The impact of this change for the year ended December 31, 2023 would be to increase the net cash used in operating activities by $4.6 million, to increase net cash provided by investing activities by $4.7 million, and to increase net cash flow used in financing activities by less than $0.1 million. The impact of this change for the year ended December 31, 2022 would be to increase the net cash used in operating activities by $1.0 million, to increase net cash provided by investing activities by $1.3 million, and to increase net cash flow used in financing activities by $0.3 million.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we are not aware of any misstatements regarding the industry, market and competitive position data presented herein, these data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty.

OUR COMPANY

Overview

We are a cloud-native software technology company in the healthcare space dedicated to establishing the practice of data-driven medicine as the standard of care and for life sciences research. We purposefully built a cloud-native software platform capable of analyzing data and generating insights from complex multimodal data sets and different diagnostic modalities.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) incorporated under the laws of Switzerland on March 18, 2011. Our principal executive office is located at La Pièce 12, CH-1180 Rolle/VD, Switzerland and our telephone number is +41 21 694 10 60. We are registered with the commercial register of the Canton of Vaud under company number CHE-184.818.745. Our agent for service of process in the United States is SOPHiA GENETICS, Inc., 401 Park Drive Suite 505, Boston, MA 02215, United States of America, and its telephone number is +1 (617) 982-1210. Our website is www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are

U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, certain agreements governing our indebtedness limit our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation (société anonyme) may pay dividends only if it has sufficient distributable profits from the previous business year (or, in case of an interim dividend, from current year) (bénéfice de l’exercice) or brought forward from previous business years (bénéfices reportés) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves librement disponibles) or as reserves from capital contributions (réserves issues d'apports en capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

As of June 30, 2025, our share capital as registered with the commercial register of the Canton of Vaud, Switzerland (the “Commercial Register”) amounted to CHF 3,966,061.00 and was divided into 79,321,220 ordinary shares, with a par value of CHF 0.05 per share.

Changes in Our Share Capital During the Last Three Fiscal Years

In this section, share amounts are presented as of the date of the relevant transaction. Since January 1, 2022, our share capital has changed as follows:

•	On April 26, 2022, our share capital as registered with the Commercial Register on April 29, 2022 was updated to reflect the issuance of 2,540,560 ordinary shares out of conditional share capital;

•	On June 26, 2023, our share capital as registered with the Commercial Register on July 4, 2023 was increased by issuing 10,500,000 ordinary shares; and

•	On June 24, 2024, our share capital as registered with the Commercial Register on July 12, 2024 was increased by issuing 2,423,056 ordinary shares.

Ordinary Capital Increase, Capital Range and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind, by set-off against claims or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at the general meeting of shareholders and the majority of the par value of the shares represented is required.

As of January 1, 2023 companies can no longer adopt, increase or extend authorized share capital (capital-actions autorisé). Instead, companies may adopt a capital range as further explained below.

Under the Swiss Code of Obligations (Code des obligations) (the “Code of Obligations”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:

•	adopt conditional share capital (capital-actions conditionnel) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and

•	may, in the form of capital range (marge de fluctuation du capital), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.

Our shareholders at the annual general meeting held in 2023 have adopted a capital range, allowing our board of directors to increase or to lower the capital in the limits as stated in Article 4a of our articles of association, as well as conditional capital in articles 4b and 4c of the articles of association. The capital range and the conditional capital have last been amended at the annual general meeting held in 2025.

Pre-Emptive and Advance Subscription Rights

Pursuant to the Code of Obligations, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-

emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (droit de souscription prioritaire) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may withdraw or limit, or authorize our board of directors to withdraw or limit, pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre- emptive subscription rights at its discretion.

Our Capital Range

Under our articles of association, our board of directors is authorized at any time, including to prevent takeovers and changes in control, until June 18, 2030 at the latest to increase our nominal share capital to a maximum aggregate amount of CHF 4,979,862.30 through the issuance of not more than 33,199,082 shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share.

Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.

With respect to our capital range, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us or another company of our group, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the Code of Obligations.

In addition to the increase of share capital, our board of directors has the right to reduce the share capital to the minimum amount of CHF 3,319,908.20. According to the Articles of Association, our board of directors is entitled to determine the use of the reduction amount, to the extent necessary.

Our Conditional Share Capital

Conditional Share Capital for Financing, Acquisitions and Other Purposes

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 913,868.15 through the issuance of not more than 18,277,363 ordinary shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share, through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights or obligations for the subscription of shares granted to shareholders or third parties on a stand-alone basis or in connection with bonds, notes, options, warrants or other securities or contractual obligations of the Company or any of its group companies. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of such warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing such convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	if such convertible bonds, warrants or similar instruments are issued on appropriate terms.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Employee Participation

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 1,069,162.35 through the (direct or indirect) issuance of not more than 21,383,247 ordinary shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share, or through the exercise or mandatory exercise of rights to acquire shares or through obligations to acquire shares that were granted to or imposed on members of the board of directors (or equivalent corporate body), members of the executive management, employees, contractors or consultants of the Company or its group companies, or other persons providing services to the Company or its group companies through one or more equity incentive plans, regulations or resolutions to be issue by the board of directors or, to the extent delegated to it, by the compensation committee.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Code of Obligations). In accordance with Article 973c of the Code of Obligations, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his, her or its shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

A general meeting of shareholders may take place at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). If the articles of association so permit, a general meeting of shareholders may be held outside Switzerland. The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). A general meeting of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”) may be held, subject to certain legal requirements and if the articles of association so allow. Our articles of association currently do not provide for general meetings of shareholders outside Switzerland or virtual shareholder meetings.

According to our articles of association, the following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving the company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

In addition, the following powers are, inter alia, vested exclusively in the general meeting of shareholders by operation of statutory law: (i) determination of the interim dividend and approval of the requisite interim financial statements and (ii) repayment of the statutory capital reserve (réserve légale)

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of association require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of our share capital request such general meeting of shareholders in writing. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under our articles of association, a resolution of the general meeting of shareholders passed by two- thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the restriction on the transferability of shares or their registration with voting rights;

•	creating conditional share capital;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholders’ pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

In addition, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting is, by operation of statutory law required for: (i) a consolidation of shares (reverse split); (ii) a capital increase through contribution by set-off; (iii) the introduction of a capital range (marge de fluctuation du capital); (iv) a conversion of participation certificates into shares; (v) a change of currency of the share capital; (vi) the introduction of a casting vote of the chairperson at the general meeting of shareholders; (vii) a provision in the articles of association regarding the holding of the general meeting of shareholders outside Switzerland; (viii) a delisting of the equity securities; and (ix) the introduction of an arbitration clause in the articles of association.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from Nasdaq listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions to the shareholders including a short explanation for these motions, the name and address of the independent representative and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to our articles of association, one or more shareholders whose combined shareholdings represent 0.5% of our voting rights or of our share capital have the right to request that an item including a proposal, or a proposal with respect to an existing agenda item, be included in the agenda of a general meeting of shareholders.

To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditors’ report must be made available for inspection by the shareholders no later than 20 days prior to the general meeting of shareholders. Said reports are not made available electronically, any shareholder may request delivery thereof.

Voting Rights

Each of our ordinary shares entitles a holder to one vote. The ordinary shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires ordinary shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered.

However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from the previous business years (bénéfices reportés) or if we have distributable capital reserves (réserve légale issue du capital), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of association have been deducted.

Under the Code of Obligations, at least 5% of our annual profit must be retained as statutory profit reserve (réserve légale). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The Code of Obligations permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the Code of Obligations under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “—Articles of Association—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of association in a public deed. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his, her or its name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the Code of Obligations, a shareholder has a right to inspect the share register with respect to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within thirty days. See “—Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Rolle, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive committee infringed the law or our articles of association and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than eight members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

According to our articles of association, the board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

By operation of statutory law, the board of directors has, inter alia, the additional non-delegable and inalienable power and duty to submit an application for debt-restructuring moratorium if needed

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “—Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

Conflict of Interest, Management Transactions

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the Code of Obligations requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company has to be submitted to our shareholders for approval each year. All of our executive officers named in “Management” are deemed to be members of our executive committee.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest-paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are directly or indirectly controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

Each year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders;

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The Code of Obligations limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even-out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “SOPH.”

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss law and Delaware law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the Code of Obligations, by which our Company is governed, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion la scission, la transformation et le transfert de patrimoine) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.
Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.
Annual vote on board renewal
Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of	The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible. Classified boards are permitted.	until the end of the following general meeting of shareholders. Re-election is possible.
Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers of the corporation for monetary damages for breach of a fiduciary duty as a director or officer, except no provision in the certificate of incorporation may eliminate or limit:

•

the liability of a director or officer for any breach of the duty of loyalty to the corporation or its shareholder;

•

the liability of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

a director’s statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;

•

the liability of a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•

the liability of an officer in any action by or in the right of the corporation.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct

•

by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•

by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•

by independent legal counsel in a written opinion if there are no eligible directors or if the eligible directors so direct; or

•

by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

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fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•

the duty of care; and

•

the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

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the overall management of the corporation and the issuing of all necessary directives;

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determination of the corporation’s organization;

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

•

the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

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the appointment and dismissal of persons entrusted with managing and representing the corporation;

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overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

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compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

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the filing an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified.

Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•

shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•

shareholders together representing shares with a par value of at least 5%, or 0.5% in case of a listed company, of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general

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meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“examen spécial”).
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding-up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued

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only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds. The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his, her or its rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within thirty days.

A shareholder’s right to inspect the share register is limited to the right to inspect his, her or its own entry in the share register.

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Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•

out of its surplus; or

•

in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous business year or brought forward from previous or current business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares
All creation of shares requires the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares requires a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Swiss law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, ordinary shares, purchase contracts or any combination of such securities. The terms of the units and the securities comprising such units and the material terms of the unit agreement will be set forth in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
SEC registration fee	$0
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of certain securities and certain other matters with respect to Swiss law will be passed upon for us by Niederer Kraft Frey Ltd., Geneva, Switzerland. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax, and Fiduciary.

ENFORCEMENT OF JUDGMENTS

We are incorporated, organized and existing under the laws of Switzerland and our registered office and domicile is located in Rolle/VD, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons, to have any of them appear in a U.S. court, or to enforce against them judgments obtained in a U.S. court, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. Moreover, there is doubt as to whether a lawsuit based upon U.S. federal or state securities laws could be brought in an original action in Switzerland and whether a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland. Original actions against persons in Switzerland based solely upon the federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy (ordre public). Also, certain mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Currently, Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland. However, if a person has obtained a final and conclusive judgment rendered by a U.S. court that is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set out in PILA and the Swiss Federal Act on Civil Procedure. In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of PILA, which include, among others:

•	the U.S. court having jurisdiction over the original proceedings from a Swiss perspective;

•	the judgment of such U.S. court being final and non-appealable;

•	service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;

•	the enforcement of the judgment not being contrary to Swiss public policy;

•	the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard; and

•	the matter between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2024;

•	our Report on Form 6-K filed with the SEC on March 4, 2025 (only with respect to “2. Compensation of the Board of Directors” and “3. Compensation of the Members of the Executive Committee” of Exhibit 99.2 thereto), May 6, 2025 (only with respect to Exhibit 99.1 and 99.2 thereto), June 18, 2025, and August 5, 2025 (only with respect to Exhibits 99.1 and 99.2 thereto); and

•	our Registration Statement on Form 8-A filed with the SEC on July 19, 2021 and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination or expiration of the registration statement of which this prospectus forms a part of this offering that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.sophiagenetics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
SOPHiA GENETICS SA
c/o SOPHiA GENETICS, Inc.
401 Park Drive Suite 505
Boston, MA 02215
United States
+1 (617) 982-1210

SOPHiA GENETICS SA

Up to $50,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

TD Cowen

August 15, 2025.